Sub-Item 77O: Transactions Effected Pursuant To Rule 10f-3

Name of Fund:
Goldman Sachs MLP Energy
Infrastructure Fund
Name of Underwriter or Dealer
Purchased From:
J.P. Morgan Securities LLC
Names of Underwriting Syndicate
Members:
Goldman, Sachs & Co.; Barclays
Capital Inc.;
Canaccord Genuity Inc.; Capital
One Securities, Inc.; Citigroup
Global Markets Inc.; Credit Suisse
Securities (USA) LLC; J.P.
Morgan Securities LLC; Johnson
Rice & Company L.L.C.; KeyBanc
Capital Markets Inc.; Merrill
Lynch, Pierce, Fenner & Smith,
Inc.; Morgan Stanley & Co. LLC;
RBC Capital Markets, LLC;
Scotia Capital (USA) Inc.; Seaport
Global Securities LLC; Stephens
Inc.; SunTrust Robinson
Humphrey, Inc.; Tudor, Pickering,
Holt & Co. Securities, Inc.
Name of Issuer:
Callon Petroleum Co
Title of Security:
CALLON PETROLEUM CO
Date of First Offering:
12/14/16
Dollar Amount Purchased:
3,524,917
Number of Shares or Par Value of
Bonds Purchased:
214,934
Price Per Unit:
16.40
Resolution Approved:
Approved at the February 16, 2017
Board Meeting.*


Name of Fund:
Goldman Sachs MLP Energy
Infrastructure Fund
Name of Underwriter or Dealer
Purchased From:
Credit Suisse Securities (USA)
LLC
Names of Underwriting Syndicate
Members:
Goldman, Sachs & Co.; Credit
Suisse Securities (USA) LLC;
Deutsche Bank Securities Inc.;
Jefferies LLC; Piper Jaffray &
Co.; Tudor, Pickering, Holt & Co.
Securities, Inc.
Name of Issuer:
Smart Sand Inc
Title of Security:
SMART SAND INC
Date of First Offering:
02/02/17
Dollar Amount Purchased:
4,092,287
Number of Shares or Par Value of
Bonds Purchased:
233,845
Price Per Unit:
17.50
Resolution Approved:
Approved at the June 15, 2017
Board Meeting.**


Name of Fund:
Goldman Sachs MLP Energy
Infrastructure Fund
Name of Underwriter or Dealer
Purchased From:
Credit Suisse Securities (USA)
LLC
Names of Underwriting Syndicate
Members:
Goldman, Sachs & Co.; Credit
Suisse Securities (USA) LLC;
Raymond James & Associates,
Inc.; UBS Securities LLC; Wells
Fargo Securities, LLC
Name of Issuer:
NGL Energy Partners LP
Title of Security:
NGL ENERGY PARTNERS LP

Date of First Offering:
02/16/17
Dollar Amount Purchased:
23,281,324
Number of Shares or Par Value of
Bonds Purchased:
1,037,030
Price Per Unit:
22.45
Resolution Approved:
Approved at the June 15, 2017
Board Meeting.**



*	Resolution adopted at the Meeting of the Board of Trustees on
February 16, 2017.

RESOLVED, that, in reliance upon the written report provided by Goldman Sachs Asset Management, L.P. ("GSAM") to the Trustees, all purchases made during the calendar quarter ended December 31, 2016 by the Goldman Sachs Trust and Goldman Sachs Variable Insurance Trust (the "Trusts") on behalf of their Funds of instruments during the existence of underwriting or selling syndicates, under circumstances where Goldman, Sachs & Co. or any of its affiliates is a member of the syndicate, were effected in compliance with the procedures adopted by the Trustees pursuant to Rule 10f-3 under the Investment Company Act of 1940, as amended (the "1940 Act").

**	Resolution adopted at the Meeting of the Board of Trustees on
June 15, 2017.

RESOLVED, that, in reliance upon the written report provided by Goldman Sachs Asset Management, L.P. ("GSAM") to the Trustees, all purchases made during the calendar quarter ended March 31, 2017 by the Goldman Sachs Trust and Goldman Sachs Variable Insurance Trust (the "Trusts") on behalf of their Funds of instruments during the existence of underwriting or selling syndicates, under circumstances where Goldman Sachs & Co. LLC or any of its affiliates is a member of the syndicate, were effected in compliance with the procedures adopted by the Trustees pursuant to Rule 10f-3 under the Investment Company Act of 1940, as amended (the "1940 Act").




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